UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 21, 2021

ENDRA Life Sciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC
Warrants, each to purchase one share of Common Stock	NDRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

On June 21, 2021, ENDRA Life Sciences Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (“Ascendiant”), pursuant to which the Company may offer and sell, from time to time through Ascendiant, shares of its common stock, par value $0.0001 per share, for aggregate gross proceeds of up to $20,000,000 (the “Shares”). The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-254711) and the related prospectus, as supplemented by a prospectus supplement dated June 21, 2021 and filed with the Securities and Exchange Commission on such date pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the ATM Agreement, Ascendiant may sell the Shares in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market. The Company and Ascendiant may also agree for the Company to sell Shares to Ascendiant as principal in negotiated transactions, at a purchase price agreed upon by Ascendiant and the Company. The offer and sale of the Shares pursuant to the ATM Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Shares subject to the ATM Agreement, (b) the termination of the ATM Agreement by Ascendiant or the Company pursuant to the terms thereof, or (c) the two-year anniversary of the date of the ATM Agreement. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

The Company has agreed to pay Ascendiant a commission of up to 3.0% of the aggregate gross proceeds from any Shares sold by Ascendiant and to provide Ascendiant with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Ascendiant for certain specified expenses in connection with entering into and maintaining the ATM Agreement. The ATM Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

A copy of the ATM Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the ATM Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02
Termination of a Material Definitive Agreement.

Effective upon their entry into the ATM Agreement described in Item 1.01 above, the Company and Ascendiant agreed to terminate their At-The-Market Issuance Sales Agreement, dated February 19, 2021.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
1.1	At-The-Market Issuance Sales Agreement by and between ENDRA Life Sciences Inc. and Ascendiant Capital Markets, LLC, dated June 21, 2021.
5.1	Opinion of K&L Gates LLP.
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
June 21, 2021
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer